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                                                                  Exhibit 10.1
                                WAIVER AGREEMENT


         WAIVER AGREEMENT (the "AGREEMENT"), dated as of February 2, 2001, by and among Worldwide Xceed Group, Inc. (f/k/a Xceed Inc.), a Delaware corporation, with its principal place of business located at 233 Broadway, New York, New York 10279, (the "COMPANY"), and the investors listed on the SCHEDULE OF INVESTORS attached hereto (individually, an "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS:

         A. The Company, the Investors and certain other entities (the "OTHER INVESTORS") have entered into that certain Subscription Agreement, dated as of January 13, 2000 (the "SUBSCRIPTION AGREEMENT"), pursuant to which each of the Investors purchased from the Company (or subsequently from other of the Investors) shares of the Company's Series A Cumulative Convertible Preferred Stock (the "PREFERRED SHARES") which are convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), in accordance with the terms of the Company's Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on January 13, 2000 (the "CERTIFICATE OF DESIGNATION") and warrants (the "OLD WARRANTS") to purchase shares of Common Stock.

         B. On April 4, 2000, the Company issued additional warrants, substantially in the form of the Old Warrants, to certain of the Investors and the Other Investors (the "ADDITIONAL WARRANTS" and, collectively with the Old Warrants, the "WARRANTS");

         C. The Company and each of the Investors, have entered into that certain Registration Rights Agreement, dated as of January 13, 2000, (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder; and

         D. Each Investor wishes to limit conversions under the Certificate of Designations and to waive, upon the terms and conditions stated in this Agreement, certain rights with respect to, and provisions of, the Certificate of Designation, the Subscription Agreement and the Registration Rights Agreement.

         NOW THEREFORE, the Company and each of the Investors, severally and not jointly, hereby agree as follows:


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1.       WAIVER

         1.1 WAIVER EFFECTIVENESS DATE. The effectiveness (the "EFFECTIVENESS") of the waivers, covenants, releases and other agreements in Sections 5 and 14 shall be on a date which is five
               (5) business days after the date hereof or such later date as may be mutually agreed to in writing by the Company and each of the Investors (the "EFFECTIVENESS DATE"); provided that all conditions precedent to the obligations of the Investors and the Company to the Effectiveness set forth herein shall have been satisfied or waived in writing. In addition, on the Effectiveness Date, the Investors shall deliver to the Company and the Company shall redeem all Warrants held by the Investors for cash in the aggregate equal to $1.00. Assuming that pursuant to the Subscription Agreement the Company issued such Investor (or the purchaser from which such Investor acquired the Warrants) the Warrants held by such Investor free and clear of any taxes, security interest, liens, encumbrances, claims and demands of any kind whatsoever, such Investor shall transfer such Warrants to the Company, free and clear of any restrictions on transfer, taxes, security interest, liens, encumbrances and demands of any kind whatsoever.

         1.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AT EFFECTIVENESS. The obligations of the Company in Sections 5 and 14 are subject to the satisfaction at or before the Effectiveness of each of the conditions set forth below. Each of these conditions are for the Company's sole benefit and may be waived in writing by the Company with respect to any or all Investors at any time in its sole discretion.

               (a) ACCURACY OF THE INVESTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and in all material respects as of the Effectiveness Date as though made at each such time.

               (b) PERFORMANCE BY THE INVESTORS. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Effectiveness.

               (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.


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               (d)  WAIVER BY OTHER INVESTORS. Each of the Other Investors shall have agreed to limit conversions and waive their rights with respect to the Subscription Agreement, the Registration Rights Agreement and the Certificate of Designations (the "TRANSACTIONS DOCUMENTS") on terms substantially similar to this Agreement.

               (e) OFFICER'S CERTIFICATE. The Company shall have received a certificate, executed by an authorized signatory of each Investor, dated as of the Effectiveness Date, to the effect that the conditions set forth in Sections 1.2(a) and 1.2(b) above are satisfied.

         1.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS AT EFFECTIVENESS. The obligations of each of the Investors in
               Section 14 are subject to the satisfaction at or before the Effectiveness of each of the conditions set forth below. Each of these conditions is for each Investor's sole benefit and may be waived in writing by each such Investor at any time in its sole discretion (any such waiver shall have effect only with respect to the waiving Investor).

               (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and in all material respects as of the Effectiveness Date as though made at such time.

               (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Effectiveness.

               (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

               (d) LEGAL OPINION. The Company shall have delivered to the Investors an opinion of Hale and Dorr LLP, counsel to the Company, substantially in the form of EXHIBIT C annexed hereto, dated the Effectiveness Date.

               (e) OFFICER'S CERTIFICATE. Each Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the


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                    Effectiveness Date, to the effect that the conditions set
                    forth in Sections 1.3(a) and 1.3(b) above are satisfied.

               (f) RESERVATION OF SHARES. On or prior to the Effectiveness Date, the Company shall have duly reserved a number of Conversion Shares equal to the Maximum Conversion Share Number (as defined in Section 4.1) to be reserved for issuance upon conversion of the Preferred Shares.

               (g) SECRETARY'S CERTIFICATE. The Company shall have delivered to the Investors a certificate in form and substance reasonably satisfactory to each Investor, executed by the secretary of the Company, certifying as to the truth and accuracy of the certificate of incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), as in effect on the Effectiveness Date, the Bylaws of the Company, as in effect on the Effectiveness Date, and the resolutions duly adopted by the Board of Directors authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               (h) GOOD STANDING. On or prior to the Effectiveness Date, the Company shall have delivered to the Investors a long-form certificate of good standing and tax status of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

2.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor, with respect only to itself, represents and warrants to the Company that:

         2.1 AUTHORITY. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         2.2 NO BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

         2.3 OWNERSHIP OF PREFERRED SHARES AND WARRANTS. The Investor is the sole record and beneficial owner of the number of Preferred Shares and Warrants set forth opposite such Investor's name on the SCHEDULE OF INVESTORS.


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3.       REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company represents and warrants to each Investor that:

         3.1 EXCHANGE ACT FILINGS. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act.

         3.2        VALID ISSUANCE OF CAPITAL STOCK.

               (a) The Company has an authorized capitalization consisting of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.05 per share. The Company has issued and outstanding on the date hereof 48,299,054 shares of Common Stock, of which 20,000 shares are held in treasury, and 23,115 shares of Series A Preferred Stock. As of the date hereof, the Company has outstanding the following securities convertible into (other than its Series A Preferred Stock) or exercisable or exchangeable for Common Stock (the "DERIVATIVE SECURITIES"): (i) options to purchase 8,204,861 shares of Common Stock; and (ii) other than the Warrants, warrants to purchase 4,726,562 shares of Common Stock.

               (b) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Upon conversion of the Preferred Shares, in accordance with its terms, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders thereof being entitled to all rights accorded to holders of Common Stock. The holders of outstanding shares of capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the issuance of Conversion Shares upon the conversion or exercise thereof.

               (c) Other than as set forth in Section 3.2(a) and options and shares that may be issued pursuant to the Company's stock option plans as in effect on the date hereof: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created or imposed by the Company other than issued and outstanding shares of Common Stock held in escrow in connections with the Company's acquisition of each of Catalyst Consulting Services, Inc., Distributed Systems Solutions, Inc. and Big Theory LLC; (ii) there are no outstanding debt securities issued by the Company which are convertible into Common Stock; (iii) there are no


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                    outstanding options, warrants, scrip, rights to subscribe
                    to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company (or any subsidiary of the Company (each hereinafter referred to as a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any Subsidiary other than shares that may be issuable in connection with the acquisition of the Company's subsidiary, Pulse Interactive B.V., based on financial performance; (iv) there are no agreements or arrangements under which the Company (or any Subsidiary) has any outstanding obligation to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement, the registration rights agreement among the Company and certain shareholders of Zabit & Associates, Inc., the Subscription Agreement between the Company and Spherion Corporation dated as of April 27, 2000, the Warrant Agreement between the Company and Spherion Corporation dated as of November 15, 2000, the Warrant issued to Hilton Hotels Corporation dated as of October 6, 2000 and pursuant to certain employee stock option agreements); (v) there are no outstanding securities of the Company or any Subsidiary which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or any Subsidiary; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Conversion Shares as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

               (d) All of the authorized shares of capital stock of each Subsidiary are owned by the Company, free and clear of any lien, charge, security interest, encumbrance, adverse claim or other restriction, and all the issued and outstanding shares of capital stock of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as otherwise set forth in this Section 3.3 hereto, there are no outstanding agreements or commitments requiring the Company or any Subsidiary to issue capital stock or Derivative Securities.

         3.3 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of organization, with the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, properties, cash flows, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole and any condition or situation which would prohibit or otherwise materially adversely interfere with the ability of the Company to enter into and perform its obligations under the Transaction Documents.

         3.4 AUTHORIZATION; ENFORCEMENT. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, to issue the Conversion Shares in accordance with the terms hereof and to perform its obligations under the Certificate of Designation and its Certificate of Incorporation;
               (b) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required; (c) this Agreement has been duly executed and delivered by the Company; and (d) this Agreement constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

         3.5 NO BROKERS. The Company has not taken any action which would give rise to a claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby.

         3.6 NO CONFLICTS. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (including the conversion of the Preferred Shares and the issuance of the Conversion Shares upon conversion of the Preferred Shares) do not and will not: (i) result in a violation of the Certificate of Incorporation, as in effect on the date hereof, and the Company's Bylaws, as in effect on the date hereof (the Certificate of Incorporation and the Company's Bylaws are collectively referred to herein as the "CHARTER DOCUMENTS"); or
               (ii) result in the creation of any lien, charge, security


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               interest or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of or, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, credit facility or instrument to which the Company or any Subsidiary is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clause (ii) for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof .

         3.7 EXCHANGE ACT REPORTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since August 31, 1995 (the foregoing materials being collectively referred to herein as the "EXCHANGE ACT REPORTS"). Except for this Agreement and similar transactions between the Company and the Other Investors, which information will be publicly disclosed by the Company on or before 8:30 a.m. Eastern Time, on the second business day following the date of execution of this Agreement, but not later than the Company's first public announcement of the execution of this Agreement or the transactions contemplated by this Agreement, by means of the filing of a Form 8-K pursuant to
               Section 5.2 hereof, the Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other applicable federal, state and local laws, rules and regulations, and none of the Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed (including filing such documents by incorporation by reference) all agreements or documents to which the Company is a party that are required to be filed as exhibits to the Exchange Act Reports.


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         3.8        EFFECTIVENESS OF SEC FILINGS. The SEC has not issued any
               stop order or other order suspending the effectiveness of any registration statement filed by the Company or the Subsidiary under the Exchange Act or the 1933 Act.

         3.9 COMPLIANCE WITH INSTRUMENTS, ETC. The Company (or the manner in which it conducts its business) is not in breach or violation of, or in default under, any term or provision of its Charter Documents.

4.       COVENANTS OF EACH INVESTOR

         4.1 CONVERSION OF PREFERRED SHARES. The Investors shall not submit conversion notices for, and the Company shall not have the obligation to issue shares of Common Stock for the conversion of, Preferred Shares in excess of that number of Preferred Shares which, in the aggregate, would result in the issuance of more than 8,500,000 shares of Common Stock (the "MAXIMUM CONVERSION SHARE NUMBER"); provided, however, that this limitation shall not apply in the event that the Effectiveness shall not have occurred on or before the date which is five (5) business days after the date of this Agreement (or such later date as mutually agreed in writing by the Company and each of the Investors). The Investors shall not transfer any of the Preferred Shares or Warrants or any rights in the Preferred Shares or Warrants to any person or entity unless such transferee shall first have agreed in writing to be bound by the provisions of this Agreement as if such transferee were a party hereto and any assignment in violation of this sentence shall be null and void. If the Company shall at any time subdivide (by stock split, stock dividend, recapitalization or otherwise) or combine (by reverse stock split, recombination or otherwise) its outstanding shares of Common Stock into a greater or lesser number of shares, the Maximum Conversion Share Number in effect immediately prior to such subdivision or combination shall be proportionately adjusted to reflect such subdivision or combination, as the case may be. Upon delivery by the Company to the Investors of an aggregate of number of shares of Common Stock equal to the Maximum Conversion Share Number upon conversion of Preferred Shares by Investors after the date of this Agreement and in the event that he Effectiveness shall have occurred on or before the date which is five (5) business days after the date of this Agreement (or such later date as mutually agreed in writing by the Company and each of the Investors), each Investor shall promptly deliver to the Company all stock certificates representing the remaining Preferred Shares (the "REMAINING PREFERRED SHARES"). Assuming that pursuant to the Subscription Agreement the Company issued such Investor (or the purchaser from which the Investor acquired the Remaining Preferred Shares) the Remaining Preferred Shared held by such Investor free and clear of any taxes, security interest, liens, encumbrances, claims or demands of any kind whatsoever, at the time the Remaining Preferred Shares are delivered to the Company pursuant to this Section 4.1, such Investor shall


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               hold the Remaining Preferred Shares, and shall transfer such
               Remaining Preferred Shares, duly endorsed in blank, to the Company, free and clear of any restrictions on transfer, taxes, security interest, liens, encumbrances and demands of any kind whatsoever.

5.       COVENANTS OF THE COMPANY

         5.1 EXCHANGE ACT REGISTRATION. The Company will use its best efforts: (a) to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act; (b) to comply in all material respects with its reporting and filing obligations under the Exchange Act; and (c) not to take any action or file any document (whether or not permitted by the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

         5.2        FILING OF CURRENT REPORT ON FORM 8-K. On or before
               8:30 a.m., Eastern Time, on the second business day following the date of execution of this Agreement, but not later than the Company's first public announcement of the execution of this Agreement or the transactions contemplated by this Agreement, the Company shall file with the SEC a Current Report on Form 8-K in a form reasonably acceptable to the Investors describing the terms of this Agreement, including, without limitation, by including as exhibits to such Form 8-K this Agreement. In addition, on or before 8:30 a.m., Eastern Time on the second business day following the Effectiveness Date, but not later than the Company's first public announcement thereof, the Company shall file with the SEC a Current Report on Form 8-K in a form reasonably acceptable to the Investors describing the terms of the transaction consummated at the Effectiveness or that the Effectiveness did not occur, as the case may be.

         5.3 EXPENSES; FEES. Subject to Section 8 below, at the Effectiveness, the Company shall pay a nonacountable expense allowance of $1,730 to HFTP Investment L.L.C. (an Investor) or its designee(s) and $50,270 to Gaia Offshore Master Fund, Ltd. (an Investor) or its designee(s), by wire transfer of immediately available funds in accordance with each such Investor's written wire instructions.

6.       PAYMENT SET ASIDE

         To the extent that the Company makes a payment or payments to any Investor hereunder or pursuant to the Subscription Agreement, Registration Rights Agreement or the Certificate of Designation or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a


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trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) by the court of competent jurisdiction in a final non-appealable judgment, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force or effect as if such payment had not been made or such enforcement or set-off had not occurred.

7.       WAIVER OF CERTAIN RIGHTS UNDER THE REGISTRATION RIGHTS AGREEMENT

         Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally waives any right it may have (i) to receive any payments pursuant to Section 2(c) of the Registration Rights Agreement and (ii) to receive a reduction in the Conversion Price (as defined in the Certificate of Designations) of the Preferred Shares in the event of an Excess Blocking Period (as defined in the Registration Rights Agreement) pursuant to Section 5A(b) of the Registration Rights Agreement. Notwithstanding the foregoing, the waiver contained in this Section 7 shall be void and of no further force or effect on or after the first date after the Effectiveness Date on which there occurs a Conversion Default (as defined below).

         For purposes of this Agreement, a "CONVERSION DEFAULT" shall be deemed to have occurred in the event that the Company (1) notifies an Investor directly in writing or pursuant to a public disclosure, including but not limited to a press release, that the Company cannot or does not intent to issue shares of Common Stock upon conversion of the Preferred Shares tendered in accordance with the Certificate of Designation; or (2) fails to issue shares of Common Stock for any reason to an Investor prior to the tenth (10th) business day after the date of receipt by the Company of a Conversion Notice (as defined in the Certificate of Designation) delivered by an Investor in accordance with the Series A Certificate of Incorporation or, in the case of a Merger Conversion Election Conversion pursuant to Section 10 on the Merger Transaction Closing Date, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock or other securities authorized and available or (y) is otherwise prohibited by applicable law or by the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to an Investor.


8.       WAIVER OF CERTAIN RIGHTS UNDER THE CERTIFICATE OF DESIGNATIONS

         8.1 RIGHTS TO DIVIDENDS AND OTHER DISTRIBUTIONS. Provided that the Effectiveness Date occurs on or before the date which is five
               (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees to waive its right (a) to receive dividends on the Preferred Shares pursuant to Section


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

               2 of the Certificate of Designation and (b) to any adjustment for dividends and other distributions pursuant to Section 9(c) of the Certificate of Designation; provided, however, that each Investor who holds Preferred Shares shall be entitled to any dividends or other distributions by the Company to the same extent as if such Investor had converted its Preferred Shares into Common Stock (except as may be limited by Section 4.1) on the record date for such dividend or other distribution, and payments thereof shall be made concurrently with the dividend or other distribution to the holders of Common Stock. Notwithstanding the foregoing, the waiver contained in this Section 8.1 shall be void and of no further force or effect on and after the first day after the Effectiveness Date on which there occurs a Conversion Default.

         8.2        RIGHTS TO PREVENT THE ISSUANCE OF PARITY SECURITIES.
               Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees to waive its right to prevent the issuance of (a) any Parity Securities (as defined in the Certificate of Designations) or (b) any capital stock that ranks senior to the Preferred Shares in respect of dividends, each as provided in clause (iii) of Section 3(b) of the Certificate of Designation. Notwithstanding the foregoing, the waiver contained in this Section 8.2 shall be void and of no further force or effect on or after the first date after the Effectiveness Date on which there occurs a Conversion Default.

         8.3        RIGHTS TO REDEMPTION UPON AN EXTRAORDINARY TRANSACTION.
               Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees not to exercise its right to (a) redeem the Preferred Shares pursuant to
               Section 5(a) of the Certificate of Designation as of the effective date of an Extraordinary Transaction (as defined in Section 4 of the Certificate of Designation), except with respect to an Extraordinary Transaction described in clause (i) of
               Section 4 of the Certificate of Designation or (b) an adjustment of the Ceiling Price (as defined in the Certificate of Designation) pursuant to clause (iii) of Section 5(d) of the Certificate of Designation; provided, however, that no Investor shall have the right to require the redemption of the Preferred Shares if, with respect to such Extraordinary Transaction, the Company has delivered a Notice of Merger Conversion in accordance with Section 10 and complies with its obligations under Section
               10. Notwithstanding the foregoing, the waiver contained in this
               Section 8.3 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default.

         8.4        RIGHTS TO ADJUSTMENT UPON THE ISSUANCE OF DERIVATIVE
               SECURITIES.

               Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees not to exercise its right to adjust the Conversion Period or Conversion Price (each as defined in the Certificate of Designation) of the Preferred Shares upon the issuance of Derivative Securities (as defined in the Certificate of Designation), as set forth in
               Section 9(c) of the Certificate of Designation. Notwithstanding the foregoing, the waiver contained in this Section 8.4 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default.

         8.5 RIGHTS TO PENALTIES UNDER SECTION 11 OF THE CERTIFICATE OF DESIGNATION. Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees not to exercise its right to redeem its Preferred Shares or receive penalties pursuant to Section 11(c) or Section 11(d) of the Certificate of Designation. Notwithstanding the foregoing, the waiver contained in the immediate preceding sentence of this Section 8.5 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default. Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), the Company waives each Investors compliance with the last sentence of Section 11(b) of the Certificate of Designation.

         8.6 RIGHTS TO EXTEND THE MATURITY DATE UPON SUSPENSION OF REGISTRATION STATEMENT. Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees not to exercise its right to extend the Maturity Date (as defined in the Certificate of Designation) of the Preferred Shares as provided in Section 17 of the Certificate of Designation. Notwithstanding the foregoing, the waiver contained in this Section 8.6 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default.

         8.7 RIGHT UPON A TRIGGERING EVENT. Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally (i) agrees not to exercise its right to redeem its Preferred Shares pursuant to Section 5(b) upon the occurrence of a Triggering Event (as defined in the Certificate of Designation), except with respect to a Triggering Event described in clause (c) or clause
               (e) of the definition of "Triggering Event" in Section 19 of the Certificate of Designation with respect to which such Investor has complied with Section 4.1 of this Agreement, and (ii) waives its right to receive any adjustment pursuant to the last sentence of Section 5(b) of the Certificate of Designation. Notwithstanding the foregoing, the waiver contained this Section
               8.7 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default.

         8.8        RIGHT TO REQUEST ISSUANCE OF SHARES IN ELECTRONIC
               FORMAT (I.E., DWAC). Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally agrees to waive its right to request that shares be issued in electronic format (i.e., DWAC) upon the conversion of Preferred Shares in the event that the Company's transfer agent does not offer or does not promptly make available service for such electronic delivery of shares. If an Investor requests that the Company cause shares to be issued in electronic format (i.e., DWAC), then the delivery of the Conversion Notice (as defined in the Certificate of Designation) shall be deemed to be a representation by the Investor that it has complied with
               Section 4.1. Notwithstanding the foregoing, the waiver contained in this Section 8.8 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default

9.       WAIVER OF CERTAIN RIGHTS UNDER THE SUBSCRIPTION AGREEMENT

         Provided that the Effectiveness Date occurs on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), each Investor severally (i) agrees not to exercise its right to prevent the Company from declaring a dividend or other distribution as provided in Section 5.10 of the Subscription Agreement , (ii) agrees to waive the Company's compliance with Sections 5.1 and 5.2 of the Subscription Agreement , but solely with respect to the number of shares in excess of the number of shares of Common Stock the Investors are entitled to receive upon conversion of the Preferred Shares in accordance with Section 4.1 of this Agreement, and (iii) agrees to waive the Company's compliance with Sections 5.5 and 5.9 of the Subscription Agreement. Notwithstanding the foregoing, the waiver contained in this Section 9 shall be void and of no further force or effect on and after the first date after the Effectiveness Date on which there occurs a Conversion Default.

10.      AGREEMENT WITH RESPECT TO MANDATORY CONVERSION OF THE PREFERRED SHARES

         ACCELERATION OF MANDATORY CONVERSION UPON MERGER TRANSACTION COMPANY'S OPTION. Provided that the Effectiveness Date has occurred on or prior to the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor), at any time on or after the date the Company discloses a pending, proposed or intended Merger Transaction (as defined below), the Company shall have the right, in its sole discretion, to require that each Investor, but not less than all of the Investors, convert its Preferred Shares up to the limitation set forth in Section 4.1 ("MERGER CONVERSION ELECTION"); provided that the Conditions to Merger Conversion (set forth below) are satisfied or waived by all of the Investors. The Company shall exercise its right to make a Merger Conversion Election by providing each Investor written notice ("NOTICE OF MERGER CONVERSION") by facsimile and overnight courier, after the public disclosure of such proposed, pending or intended Merger Transaction and at least 25 trading days prior to the date of consummation of the Merger Transaction ("MERGER TRANSACTION CLOSING DATE"). The Notice of Merger Conversion shall state the anticipated Merger Transaction Closing Date. If the Company makes a Merger Conversion Election in compliance with this Section 10.1 and the Conditions to Merger Conversion are satisfied or waived by all of the Investors, except to the extent restricted by Section 15 of the Certificate of Designation or Section 4.1 of this Agreement, on the Merger Transaction Closing Date each Investor will be deemed to have submitted a Conversion Notice (as defined in the Certificate of Designation) in accordance with Section 6 of the Certificate of Designation for a number of Preferred Shares equal to the lesser of (I) all the Preferred Shares held by such Investor which remain outstanding on such date, and (II) the maximum number of Preferred Shares which such holder could convert on the Merger Transaction Closing Date taking into account the restrictions in Section 15 of the Certificate of Designation and Section 4.1 of this Agreement. All Investors shall promptly after the Merger Transaction Closing Date surrender all stock certificates representing the Preferred Shares, duly endorsed for cancellation, to the Company. If the Company fails to provide Conversion Shares with respect to any Preferred Shares in accordance with Section 6 of the Certificate of Designation, then the Merger Conversion Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "CONDITIONS TO MERGER CONVERSION" shall mean the following conditions: (i) on each day during the period beginning on and including the date the Company delivers a Notice of Merger Conversion and ending on and including the Merger Transaction Closing Date, the Registration Statement (as defined in each Registration Rights Agreement) is effective and available for the sale of all the Registrable Securities (as defined in each Registration Rights Agreement) (subject to the limitation in Section 4.1 of this Agreement) or all the shares of Common Stock issuable upon conversion of the Preferred Shares (subject to the limitation in Section 4.1 of this Agreement) then outstanding are immediately available for resale by each Investor pursuant to Rule 144(k) under the 1933 Act; (ii) during the period beginning on the date on which the Company delivers a Notice of Merger Conversion and ending on and including the Merger Transaction Closing Date, there shall not have occurred an event constituting a Conversion Default; (iii) during the period beginning on the date on which the Company delivers a Notice of Merger Conversion and ending on and including the Merger Transaction Closing Date, the Company shall have delivered the required number of shares of Common Stock (as set forth in Section 6 of the Certificate of Designation) upon conversion of Preferred Shares (subject to the limitation set forth in Section 4.1 of this Agreement) to each Investor within five (5) business days after the Company's receipt of any Conversion Notice and, if required by Section 6(b)(iii) of the Certificate of Designation, certificate(s) evidencing the Preferred Shares being converted, or after receipt of the affidavit, agreement and indemnification as set forth in Section 17 of the Certificate of Designation; (iv) the Company shall have delivered notice of the conversion to the Other Investors of their Preferred Shares on terms and conditions substantially similar to those contained in this Section 10; and (v) the Company has satisfied all of the conditions to the conversions with the Other Investors, as set forth in the Company's agreements with such Investors, which conditions shall be substantially similar to those in this Section 10. Notwithstanding the above, any Investor may convert its Preferred Shares (including Preferred Shares selected for conversion), subject to the limitation set forth in Section 4.1 of this Agreement, into Common Stock pursuant to
Section 6 of the Certificate of Designation on or prior to the date immediately preceding the Merger Transaction Closing Date. For purposes of this agreement "MERGER TRANSACTION" shall mean any merger, consolidation or other business combination of the Company, with or into any other corporation, entity or person (whether or not the Company is the surviving corporation) or there occurs any other corporate reorganization or transaction or series of related transactions, and as a result thereof the shareholders of the Company pursuant to such merger, consolidation, reorganization or other transaction own in the aggregate less than 50% of the voting power and common equity of the ultimate parent corporation or other entity surviving or resulting from such merger, consolidation, reorganization or other transaction.

11.      GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law, except for matters arising under the 1933 Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. The Company and the Investors hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the state or federal courts located in the City of Wilmington, County of New Castle, State of Delaware. The Company and each Investor consents to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware by registered mail, return receipt requested, directed to the such party at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a trial by jury in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12.      ASSIGNMENT; ENTIRE AGREEMENT; AMENDMENT

         12.1 ASSIGNMENT. Neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party hereto; provided, however, that the Company may assign its rights and obligations under this Agreement in connection with a transaction described in Section 4(i) of the Certificate of Designation and any Investor may assign its rights under this Agreement to an affiliate of such Investor who agrees to be bound by the terms hereof. To the extent that any party assigns this Agreement with the prior written consent of the other or any Investor assigns this Agreement as permitted herein to an affiliate of such Investor, the provisions of this Agreement, the Subscription Agreement, the Certificate of Designation and the Registration Rights Agreement shall inure to the benefit of, be binding upon, and be enforceable by and against any such assignee. Notwithstanding anything to the contrary contained herein or any other Transaction Document, any Investor shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

         12.2 Except for the Subscription Agreement, the Registration Rights Agreement and the Certificate of Designation, this Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

         12.3 No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors which hold at least a majority of the Preferred Shares then held by Investors, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.

         12.4 The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement.

13.      PUBLICITY

         The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or applicable law, to the extent a party determines in good faith that it is legally obligated to do so, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Investors without each such Investor's prior written consent unless otherwise required by law, in which case the Company shall inform such Investor of such disclosure in writing prior to making such disclosure.

14.      MUTUAL GENERAL RELEASE

         14.1 In consideration of the Company entering into this Agreement and the release set forth in Section 14.2, effective as of the Effectiveness (the "EFFECTIVE TIME") each Investor, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "INVESTOR RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 14.3 below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "INVESTOR CLAIMS"), that any of the Investor Releasing Persons had or currently has as of the Effective Time against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families other than any attorney or law firm that delivered an opinion in connection with the Closing (as defined in the Subscription Agreement) (collectively, the "COMPANY RELEASED PERSONS"), including, without limitation, Investor Claims arising out of or relating to the Subscription Agreement, the Registration Rights Agreement, the Warrants and the Certificate of Designation (collectively, the "RELEASED DOCUMENTS").

         14.2 In further consideration of the Investors entering into this Agreement and the release set forth in Section 14.1, effective as of the Effective Time, the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "COMPANY RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 14.3 below, any and all claims, rights and causes of action, whether known or unknown

               (collectively, the "COMPANY CLAIMS"), that any of the Company Releasing Persons had or currently has as of the Effective Time against (i) the Investors, (ii) any of the Investors' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investors' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "INVESTOR RELEASED PERSONS"), including, without limitation, any Company Claims arising out of or relating to the Released Documents.

         14.3 The Company and each of the Investors acknowledge that each of the releases set forth in Sections 14.1 and 14.2 above does not affect (a) any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement and
               Section 6 or Section 7 of the Registration Rights Agreement; (b) any claim which any Company Releasing Person may have under
               Section 4.1 of the Subscription Agreement; (c) any claim which an Investor Releasing Person may have with respect to (i) Section 6A of the Subscription Agreement, (ii) any breach by the Company of any of its representations and warranties set forth in any of Sections 3.3, 3.4(a), 3.4(b), 3.5, 3.7 or 3.14 or the first sentence of Section 3.9 of the Subscription Agreement or (iii)
               Section 10.3 of the Subscription Agreement with respect to the matters described in the immediately preceding clauses (i) and
               (ii); (d) subject to waivers contained in Sections 7, 8 and 9, any continuing or future obligation under the Certificate of Designation, Registration Rights Agreement and the following Sections of the Subscription Agreement: 5, 6, 6A, 7, 8, 9, 10.1, 12 and 13; and (e) any matter set forth in the Acknowledgement Letter, dated as of the date of this Agreement, delivered by the Chief Executive Officer of the Company to each Investor.

15.      TERMINATION

         In the event that the Effectiveness shall not have occurred with respect to an Investor on or before the date which is five (5) business days after the date of this Agreement (or such later date as may be mutually agreed in writing by the Company and each Investor) (the "TERMINATION DATE") due to the Company's or such Investor's failure to satisfy the conditions set forth in Sections 1.1, 1.2 and 1.3 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 15, the Company shall remain obligated to reimburse HFTP Investment L.L.C. and Gaia Offshore Master Fund, Ltd. (provided that each is not a breaching party) for the expenses described in Section 5.3 above. Subject to the terms and conditions of this Agreement, each of the Company and the Investors will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to satisfy the conditions to the other party's obligation to cause the Effectiveness to occur on or before the Termination Date.

16.      NOTICES, ETC.; INDEMNITY

         16.1 NOTICES. Any notice, demand or request required or permitted to be given by either the Company or the Investors pursuant to the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon delivery by a nationally recognized delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                    Worldwide Xceed Group, Inc.
                    640 North LaSalle Street
                    Suite 590
                    Chicago, Illinois 60610
                    Telephone:     (312) 360-6587
                    Facsimile:     (312) 360-6575
                    Attention:     Richard R. Dennerline,
                                   Chief Legal Officer

               With a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, Massachusetts 02109
                    Telephone:    (617) 526-6000
                    Facsimile:    (617) 526-5000
                    Attention:    Thomas S. Ward

                    If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause
               (i), (ii) or (iii) above, respectively.

         16.2 INDEMNIFICATION. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

17.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

18.      SURVIVAL; SEVERABILITY

         The representations, warranties, covenants and agreements of the parties hereto shall survive the Effectiveness notwithstanding any due diligence investigation conducted by or on behalf of the Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force or effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

19.      TITLES AND SUBTITLES

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and the Investors have caused this Waiver Agreement to be duly executed as of the date first written above.


COMPANY:                               INVESTORS:

WORLDWIDE XCEED GROUP, INC.            HFTP INVESTMENT L.L.C.



By: /s/ Howard A. Tullman              By:  Promethean Asset
   ----------------------------               Management, L.L.C.
Name: Howard A. Tullman                Its: Investment Manager
     --------------------------
Title:  Chief Executive Officer

                                       By: /s/ James F. O'Brien, Jr.
                                           ------------------------------------
                                       Name:  James F. O'Brien, Jr.
                                       Title: Managing Member



                                       GAIA OFFSHORE MASTER FUND, LTD.



                                       By:   Promethean Asset Management, L.L.C.
                                       Its:  Investment Manager

                                       By: /s/ James F. O'Brien, Jr.
                                           ------------------------------------
                                       Name:  James F. O'Brien, Jr.
                                       Title: Managing Member

                              SCHEDULE OF INVESTORS


                                                                 NUMBER OF    NUMBER
                                    INVESTOR ADDRESS             PREFERRED      OF
      INVESTOR'S NAME             AND FACSIMILE NUMBER            SHARES     WARRANTS
-------------------------  ------------------------------------
HFTP Investment L.L.C.      c/o Promethean Asset Management,     241          15,273
                            L.L.C.
                            750 Lexington Avenue, 22nd Floor
                            New York, NY 10022
                            Attention: James F. O'Brien, Jr.
                                       John Floegel
                            Telephone: (212) 702-5200
                            Facsimile: (212) 758-9334
                            Residence: New York

                            (REPRESENTATIVES)
                            Promethean Investment Group,
                            L.L.C.
                            750 Lexington Ave., 22nd Floor
                            New York, New York 10022
                            Attn: James F. O'Brien, Jr.
                                    John Floegel
                            Telephone: 212-702-5200
                            Facsimile: 212-758-9334

                            Katten Muchin Zavis
                            525 W. Monroe Street
                            Chicago, Illinois 60661-3693
                            Attention: Robert J. Brantman,
                            Esq.
                            Telephone: (312) 902-5200
                            Facsimile: (312) 902-1061
-------------------------  ------------------------------------
GAIA Offshore Master Fund, c/o Promethean Asset Management,     7,000         645,818
Ltd.                        L.L.C.
                            750 Lexington Avenue, 22nd Floor
                            New York, NY 10022
                            Attention: James F. O'Brien, Jr.
                                   John Floegel
                            Telephone: (212) 702-5200
                            Facsimile: (212) 758-9334
                            Residence: New York

                            (REPRESENTATIVES)
                            Promethean Investment Group,
                            L.L.C.
                            750 Lexington Ave., 22nd Floor
                            New York, New York 10022
                            Attn: James F. O'Brien, Jr.
                                    John Floegel
                            Telephone: 212-702-5200
                            Facsimile: 212-758-9334

                            Katten Muchin Zavis
                            525 W. Monroe Street
                            Chicago, Illinois 60661-3693
                            Attention: Robert J. Brantman,
                            Esq.
                            Telephone: (312) 902-5200
                            Facsimile: (312) 902-1061
Totals
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